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                                                                    Exhibit 99.1

                        Certification of CEO Pursuant to
                             18 U.S.C. Section 1350,
                             As Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of First State Bancorporation, a New Mexico corporation (the "Company"), for the period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Michael R. Stanford, as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. (S)1350, as adopted pursuant to
(S)906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company.

/s/ Michael R. Stanford
-----------------------
Michael R. Stanford
Chief Executive Officer
August 13, 2002


This certification accompanies the Report pursuant to (S)906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of (S) 18 of the Securities Exchange Act of 1934, as amended.